Mexico City, as of December 22, 2017

Oncbiomune Pharmaceuticals, Inc.
11441 Industriplex Blvd., Suite 190
Baton Rouge, Louisiana, U.S.A. Zip Code 70809
Attn: Dr. Jonathan Head, MD
Chairman of the Board of Directors

Re: Resignation as Member of the Board of Directors

I, Manuel Cosme Odabachian, hereby resign, effective immediately, from my position as a member of the Board of Directors of Oncbiomune Pharmaceuticals, Inc. ("OBMP").

This resignation shall not be deemed as a waiver of any of my rights, in accordance with certain Stockholders Agreement entered into by and among, OBMP, the Vitel Stockholders (as defined therein) and the Management Stockholders (as defined therein).

Sincerely,

____
Manuel Cosme Odabachian